Exhibit (16)

                                POWER OF ATTORNEY
                                -----------------

         The undersigned Trustees and Officers of WT Mutual Fund (the "Trust") hereby appoint Robert J. Christian and Joseph V. Del Raso, Esquire as attorneys-in-fact and agents, in all capacities, to execute, and to file any and all amendments to the Trust's Registration Statement on Form N-14 under the Securities Act of 1933, covering the registration of shares of any series of the Trust, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority. The undersigned grant to said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         The undersigned Trustees and Officers hereby execute this Power of Attorney as of this 20th day of August, 1999.

                  NAME                                  TITLE

/s/ Robert J. Christian

-------------------------------------                   Trustee and President
Robert J. Christian

/s/ Robert H. Arnold

-------------------------------------                   Trustee
Robert H. Arnold

/s/ Nicholas A. Giordano

-------------------------------------                   Trustee
Nicholas A. Giordano

/s/ John J. Quindlen

-------------------------------------                   Trustee
John J. Quindlen

/s/ Pat Colletti

-------------------------------------                   Treasurer
Pat Colletti